Frascona Joiner Goodman and Greenstein, P.C.
4750 Table Mesa Drive Boulder, CO 80305
ph.: 303 494 3000
fax: 303 494 6309

May 13, 2010

The Board of Directors
Home School Holdings, Inc.
2700 S. River Road, Suite 106
Des Plaines, IL 60018

Re: Home School Holdings, Inc.
Form S-1/A-9 Registration Statement

Ladies and Gentlemen:

In connection with the filing of the above-referenced Registration Statement, (the "Registration Statement"), which is being filed concurrently herewith by Home School Holdings, Inc., a Florida corporation (the "Corporation"), you have asked us to provide you with this opinion letter relating to the Corporation's registration for resale of up to 66,000,000 shares of common stock, par value $.001 per share (the "Shares"), as set forth in the Registration Statement. In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

This opinion is expressed with respect to the laws of the State of Florida, including the relevant statutory provisions, all applicable provisions of the Florida Constitution, reported judicial decisions interpreting those laws, and, to the extent applicable to the foregoing opinion, the federal laws of the United States of America. This opinion is also limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

Sincerely yours,
Frascona, Joiner, Goodman and Greenstein, P.C.

By: Gary S. Joiner